EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of              , 2004, by and among Spectre Gaming, Inc., a Minnesota corporation (the “Company”), and the investors signatory to this Agreement (collectively, the “Investors”).

R E C I T A L S :

     WHEREAS, the Company has engaged in a private placement offering (the “Offering”) of up to 4,000,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock (the “Common Stock”) and a five-year warrant to purchase an additional one share of Common Stock;

     WHEREAS, in connection with the Offering, the Company has entered into subscription agreements with the Investors (the “Subscription Agreements”);

     WHEREAS, in the Subscription Agreements, the Company has agreed to grant certain registration rights with respect to the shares of the Common Stock sold and issued in the Offering (the “Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and referred to collectively with the Shares as the “Offering Shares”);

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

1.1 “Commission” shall mean the U.S. Securities and Exchange Commission or any other successor federal agency at the time administering the Securities Act.

1.2 “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

1.3 “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.4 “Holders” shall mean and include the Investors and any transferee thereof who holds Registrable Securities or Penalty Shares of record.

1.5 “Penalty Shares” shall have the meaning set forth in Article 3.

1.6 “Register,” “registered” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

1.7 “Registrable Securities” means (i) any and all issued or issuable Offering Shares, and (ii) securities issued or issuable with respect to the Offering Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or other similar event. The term “Registrable

Securities” shall exclude in all cases, however, such shares of Common Stock following sale by a Holder to the public pursuant to a registered offering or pursuant to Rule 144 promulgated under the Securities Act or sold in a private transaction in which the Holder’s registration rights under this Agreement are not assigned.

1.8 “Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 2 hereof, including, without limitation, all registration, qualification and Commission, National Association of Securities Dealers, Inc., stock exchange and other filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

1.9 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.10 “Selling Expenses” shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities and/or Penalty Shares registered by the Holders and the fees and expenses of any special counsel engaged by the Holders.

1.11 “Underwriter” shall mean (whether or not the term is capitalized) a broker-dealer engaged by the Company to distribute Registrable Securities or Penalty Shares as principal or agent.

1.12 “Underwriting” or “Underwritten” shall mean (whether or not the term is capitalized) a method of publicly distributing securities through an Underwriter.

ARTICLE 2
REQUIRED REGISTRATION

2.1 Required Registration. The Company will prepare and file with the Commission a registration statement under the Securities Act (currently expected to be on Form S-2 or SB-2) covering the resale of all of the Registrable Securities and obtain the effectiveness of such registration by no later than the date which is 140 days after the final closing of the Offering, unless a majority in interest of the Holders request a delay of the Company for up to an additional 90 days in writing and in such case, upon expiration of this requested delaying period. The Company will provide written notice to each Holder of the final closing date of this Offering within ten days of such closing.

2.2 Underwriting.

     (a) The resale distribution of the Registrable Securities covered by the registration statement referred to in Section 2.1 above shall be effected by means of the method of distribution selected by the Holders holding a majority of the Registrable Securities covered by such registration. The Holders holding a majority of the Registrable Securities may also change the resale distribution method from time to time (subject to amendment of the registration statement as required to describe such changes). If such distribution is effected by means of an underwriting, the right of any Holder to registration pursuant to this Article 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

     (b) If such distribution is effected by means of an underwriting, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by a majority in interest of the Holders and approved by the Company, which approval shall not be unreasonably withheld.

     (c) If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.3 Inclusion of Shares by the Company. If the resale distribution of Registrable Securities is being effected by means of an underwriting and if the managing underwriter does not limit the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees. The inclusion of such shares shall be on the same terms as the registration of shares held by the Holders. In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

ARTICLE 3
PENALTY SHARES; PIGGYBACK REGISTRATION RIGHTS

3.1 The provisions of this Article 3 shall apply only in the event the Company fails to cause a registration statement covering the resale of the Registrable Securities to be declared effective on or prior to the date which is 140 days after the final closing of the Offering (unless a majority in interest of the Holders request a delay of the Company for up to an additional 90 days in writing and in such case, upon expiration of such requested delaying period). Upon any such failure, the Company shall issue to each Holder additional shares of Common Stock in a number equal to 25 percent of the number of the Shares purchased in the Offering (such additional shares of Common Stock issued, if any, are referred to as the “Penalty Shares”); provided, however, that the Company shall not be obligated to issue Penalty Shares to any Holder who has not provided sufficient information to the Company, as required under Article 5, for the inclusion of such Holder’s Registrable Securities in any registration statement filed or to be filed by the Company.

3.2. Subject to Section 3.3, below, whenever the Company has issued any Penalty Shares and thereafter proposes to file a registration statement (except for registrations relating to employee-benefit plans and corporate reorganizations) at any time and from time to time, it will, prior to such filing, give written notice to each Holder of its intention to do so and, upon the written request of each Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Penalty Shares), the Company shall use commercially reasonable efforts to cause all such Penalty Shares that the Company has been requested by the Holders to register to be registered under the Securities Act and applicable state Blue Sky Laws to the extent necessary to permit its sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Article 3 without obligation to the Holders.

3.3. In connection with any offering under this Article 3 involving an underwriting, the Company shall not be required to include any Penalty Shares in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or part of, the Penalty Shares that the Holders have requested to be included would materially and adversely affect such public offering, then the number of Penalty Shares proposed to be included in such registration shall be reduced on a pro rata basis.

ARTICLE 4
EXPENSES OF REGISTRATION

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Article 2 and Article 3 hereof shall be borne by the Company. All Selling Expenses relating to Registrable Securities and Penalty Shares registered by the Holders shall be borne by the Holders of such Registrable Securities and Penalty Shares.

ARTICLE 5
REGISTRATION PROCEDURES

     (a) In the case of any registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company agrees to use its best efforts to effect or cause such registration to permit the resale of the Registrable Securities (and Penalty Shares, if applicable) covered thereby by the Holders thereof in accordance with the intended method or methods of distribution thereof described in such registration statement. In connection with any registration of any Registrable Securities or Penalty Shares, the Company shall prepare and file with the Commission a registration statement with respect to such securities and, as soon as reasonably possible:

          (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement (provided, however, that the Company shall not be obliged to maintain the effectiveness of the registration statement described in Article 2 longer than through the earlier of (A) seven years from the date hereof or, if earlier, the second anniversary of the date on which the last of the Registrable Securities (or Penalty Shares, if applicable) are issued or issuable upon exercise of the Warrant, (B) the date on which the Holder may sell all Registrable Securities (or Penalty Shares, if applicable) then held by the Holder, or which may be issuable upon exercise of the Warrant, without restriction under the Securities Act or (C) such time as all Registrable Securities and Penalty Shares (if any) held by such Holder, or which may be issuable upon exercise of the Warrant, have been sold pursuant to a registration statement), and furnish to the Holders of such securities covered thereby copies of any such supplement or amendment prior to their being used and/or filed with the Commission;

          (ii) promptly notify the Holders of Registrable Securities (or Penalty Shares, if applicable) to be included in a registration statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, if any, and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities (or Penalty Shares) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (D) if, to the Company’s knowledge, it shall be the case, at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement or prospectus, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (iii) furnish to each Holder of Registrable Securities (and Penalty Shares, if applicable) to be included in such registration statement hereunder, each placement or sales agent, if any, therefor and each underwriter, if any, thereof a conformed copy of such registration statement, each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference) and such number of copies of the registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such holder, agent or underwriter, as the case may be) of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities (and Penalty Shares, if applicable) owned by such Holder sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus-delivery requirements of the Securities Act; and

          (iv) if required by applicable law, use its best efforts to (A) register or qualify the Registrable Securities (or Penalty Shares, if applicable) to be included in such registration statement under such other securities laws or blue sky laws of such states of the United States or the District of Columbia to be designated by the Holders of a majority of such Registrable Securities (or Penalty Shares, as applicable) participating in such registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof, as any Holder and each underwriter, if any, of the securities being sold shall reasonably request (provided, that the Company shall not be required to use its best efforts to register or qualify the Registrable Securities (or Penalty Shares, if applicable) in more than 10 such jurisdictions unless the expenses thereof are borne by the Holders requesting such efforts), (B) keep such registrations or qualifications in effect and comply with such laws so as to permit, as to a registration statement filed under Article 2 above, the continuance of offers, sales and dealings therein in such jurisdictions for the same period after the initial effective date of the registration statement filed under the Securities Act as described in Section 5(a)(i) above, or if underwritten, as long as may be necessary to enable the underwriter to complete its distribution of the Registrable Securities (or Penalty Shares, if applicable) pursuant to such registration statement and (C) take any and all such actions as may be reasonably necessary or advisable to enable such Holder, agent, if any, and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities or Penalty Shares, if applicable; provided, however, that in order to fulfill the foregoing obligations under this Section 5(a)(iv), the Company shall not (unless otherwise required to do so in any jurisdiction) be required to (1) qualify generally to do business as a foreign company or a broker-dealer, (2) execute a general consent to service of process or (3) subject itself to taxation.

     (b) The Company may require each Holder of Registrable Securities (and Penalty Shares, if applicable) as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder’s method of distribution of such Registrable Securities (or Penalty Shares, if applicable) as the Company may from time to time reasonably request in writing. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities (or Penalty Shares, if applicable) or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities (or Penalty Shares, if applicable) required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities (or Penalty Shares, if applicable), an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (c) Each of the Holders will comply with the provisions of the Securities Act with respect to disposition of the Registrable Securities (and Penalty Shares, if applicable) to be included in any registration statement filed by the Company.

ARTICLE 6
INDEMNIFICATION

6.1 The Company will indemnify each Holder, each of its officers, directors and partners, and such Holder’s legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder, officers, directors, partners, legal counsel, accountants, underwriter or controlling persons, and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof.

6.2 Each Holder will, if Registrable Securities or Penalty Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants, if any, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities or Penalty Shares sold as contemplated herein.

6.3 Each party entitled to indemnification under this Article 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

6.4 If the indemnification provided for in Section 6.1 or 6.2 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 6.1 or 6.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities (or Penalty Shares, if applicable) on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the sellers of Registrable Securities (or Penalty Shares, if applicable) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation (even if all sellers of Registrable Securities (and Penalty Shares, if applicable) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.4. The amount paid by an Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 6.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of sellers of Registrable Securities and Penalty Shares to contribute pursuant to this Section 6.4 shall be several in proportion to the respective amount of Registrable Securities (or Penalty Shares, as applicable) sold by them pursuant to a registration statement.

ARTICLE 7
RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, the Company agrees to use its best efforts to:

7.1 Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

7.2 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

7.3 So long as a Holder owns any Registrable Securities (or Penalty Shares, if applicab), furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the applicable reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

ARTICLE 8
MISCELLANEOUS

8.1 Merger or Reorganization. Without limitation of the Company’s other rights or obligations under this Agreement, the Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization (other than a merger, consolidation or reorganization in which the Company shall be the surviving corporation) unless the proposed surviving corporation shall, prior to the proposed merger, consolidation or reorganization, agree in writing to assume the obligations of the Company hereunder; in the event of such assumption, “Registrable Securities” shall refer to the securities that Holder would be entitled to receive in exchange for Registrable Securities (or Penalty Shares, if applicable) in such merger, consolidation or reorganization.

8.2 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

8.3 Governing Law. The laws of the state of Minnesota shall govern the interpretation, validity and performance of the terms of this agreement, regardless of the law that might be applied under principles of conflicts of law.

8.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

8.6 Termination. The obligations of the Company to register Registrable Securities (and Penalty Shares, if applicable) under this Agreement shall terminate on the tenth anniversary of the date of this Agreement.

8.7 Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return receipt requested, or by telecopier, addressed as follows:

(a)	if to the Company, at

Spectre Gaming, Inc. 1466 Pioneer Way, Unit #10 El Cajon, California 92020 Attention: Russell Mix, Chief Executive Officer

with a copy to:

Maslon Edelman Borman & Brand, LLP 90 South Seventh Street, Suite 3300 Minneapolis, Minnesota 55402 Attention: William M. Mower, Esq. Facsimile: (612) 642-8358

(b)	if to the Investors, in care of:

Feltl and Company, Inc. 225 South 6th Street, Suite 4200 Minneapolis, MN 55402 Attention: John C. Feltl

with a copy to:

Lindquist & Vennum, P.L.L.P. 4200 IDS Center 80 South Eight Street Minneapolis, Minnesota 55402 Attention: Girard P. Miller, Esq. Facsimile: (612) 371-3207

     (c)    if to any other Holder, to the address reflected on the records of the Company, or such other address or addresses as shall have been furnished in writing by such party to the Company and to the other parties to this Agreement.

8.8 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

8.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

SPECTRE GAMING, INC.

By:

Brian D. Niebur, Chief Financial Officer

INVESTOR:

Name

By

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